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                                                                       Exhibit 5


                     WINTHROP, STIMSON, PUTNAM & ROBERTS
                            ONE BATTERY PARK PLAZA
                           NEW YORK, NY  10004-1490

                           TELEPHONE:  212-858-1000
                           TELEFAX:    212-858-1500
                           TELEX:      62854 WINSTIM





                                 July 20, 1994





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                 Re:  Arrow Electronics, Inc.
                      -----------------------
Gentlemen:

                 We have acted as counsel for Arrow Electronics, Inc., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3 of the Company, filed with the Securities and Exchange Commission (the "Commission") on July 7, 1994 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 1,376,843 shares of common stock, par value $1.00 per share, of the Company (being hereinafter referred to as the "Common Stock").

                 We have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies of such corporate records of the Company and such other instruments, records and documents as we have deemed necessary in order to enable us to render the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have relied upon certificates of officers of the Company and of public officials.
We have assumed the genuineness of all signatures, the authenticity of all documents and certificates examined by us and the correctness of all statements of fact contained therein.

                 On the basis of the foregoing, we are of the opinion that:
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                 1.       The Company is a corporation duly organized, validly
existing and in good standing under the laws of the State of New York.

                 2. The 1,011,217 shares of Common Stock issuable to Cheyenne Software, Inc., and the 365,625 shares of Common Stock issuable to Dennis Gates, pursuant to the conversion of shares of Gates/FA Distributing, Inc. ("Gates/FA") held by such persons in accordance with the terms of the Agreement and Plan of Merger dated as of June 24, 1994, among the Company, the Company's wholly-owned subsidiary AFG Acquisition Company and Gates/FA (the "Agreement"), will be validly issued, fully paid and non-assessable when:

                 (a) each of the Registration Statement, as amended, and the Company's Registration Statement on Form S-4 (Registration No. 33-54413), as amended (the "S-4 Registration Statement"), shall have become effective;

                 (b) the proper officers of the Company authorized by the Company's Board of Directors shall have taken appropriate final action in connection with the issuance and sale of such shares of Common Stock and the consummation of the transactions contemplated by the Agreement; and

                 (c) such shares of Common Stock shall have been issued and delivered for the consideration contemplated by the S-4 Registration Statement and by the Agreement in accordance with the foregoing acts and proceedings, and the consideration shall have been received by the Company.

                 We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, as it may be amended, and to the reference to our firm under the caption "Legal Opinion" in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,


                                    Winthrop, Stimson, Putnam & Roberts


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